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                                                                   EXHIBIT 10.12


                             SHAREHOLDERS' AGREEMENT

         This Shareholders' Agreement, dated as of January __________, 1998, is by and among Club Regina Resorts, Inc., a Nevada corporation (the Company), Criswell Associates, L.L.C. (Criswell LLC), William T. Criswell, IV (Criswell), Douglas Elliman Funding Corp., a Delaware corporation (DE Funding and, together with Criswell and Criswell, LLC, the Criswell Parties), John McCarthy (McCarthy), Greenmex LLC (Greenmex) and certain partners of CR Management Company listed on Schedule I (the Raintree Shareholders and, together with McCarthy, the Criswell Parties and Greenmex, the Shareholders).

         In consideration of the mutual representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. CAPITALIZATION OF THE COMPANY. Each Shareholder represents and warrants to the Company and the other Shareholders that such Shareholder owns the number of shares of Stock set forth on the signature pages hereto. The Company represents and warrants to each Shareholder that as of the date hereof, the authorized capital stock of the Company consists of 45,000,000 shares of Stock of which only 10,701,300 are issued and outstanding, and 5,000,000 shares of Preferred Stock, par value $.001 per share, of which 37,500 shares of Class A Preferred are issued and outstanding.

         2. RESTRICTION ON DISPOSITION. So long as this Agreement is in effect, the Shareholders will not Transfer any shares of Stock which they currently own or may hereafter acquire (the Shares), except in a Qualifying Disposition or as otherwise provided in this Agreement; provided, however, the Criswell Parties may transfer any of their Shares without restriction, except as provided in Section 4(d). Subject to this Agreement, the Shareholders shall be entitled to exercise all rights of ownership of their Shares.

         3.       DEFINITIONS.

         Affiliate - with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under management control with such Person, or (ii) any officer, director, general partner, member or trustee of, or Person serving in a similar capacity with respect to, such Person. For purposes of this definition, the terms "controlling, "controlled by" or "under management control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Board - defined in the Company's Articles of Incorporation, Bylaws or other organizational documents.

         Conversion Date - shall mean the earlier of (i) the date that the Company closes a firm underwritten, public offering of its voting equity securities pursuant to a Registration Statement filed with the Securities and Exchange Commission and (ii) the date on which the Company shall close its merger into another company that is not an Affiliate of any


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Shareholder or of the Company or shall effect a sale of all or substantially all of its assets that is not an Affiliate of any Shareholder.

         Person - any natural person, corporation, joint venture, trust, partnership (general or limited), limited liability company, governmental body (whether local, state or federal) or other entity.

         Qualifying Disposition - any Transfer of Shares to an Affiliate of the transferor or an employee of the transferor, or in the case of an entity holding Shares, the Transfer by such entity of Shares to holders of interests in, or employees of, such entity as of the date hereof.

         ROFO Parties - the Raintree Shareholders, collectively, and Greenmex.

         Stock - the Company's Common Stock, $.001 par value.

         Transactions - the transactions arising under this Agreement.

         Transfer - (i) any sale, assignment or transfer of Stock, (ii) a transfer of an equity interest or a beneficial interest in a Person that holds Stock, (iii) a pledge or hypothecation of Stock or any equity or beneficial interest therein, (iv) a transfer of securities convertible into or exchangeable for or other options or rights to acquire Stock or any equity or beneficial interest therein, and (v) any other direct or indirect transfer or disposition of the Stock or an equity or beneficial interest therein.

         4.       TRANSFERS

         (a)      Take Along Rights

                  (i) If any Raintree Shareholder (the Take Along Shareholder) proposes to Transfer more than 5% of the issued and outstanding shares of Common Stock to any Person (other than to another Shareholder or in a Qualifying Disposition) (the Proposed Purchaser) in a Transfer that is not a Qualifying Disposition, it shall provide a notice (the Take Along Notice) of its intent to Transfer Shares and shall offer to each other Shareholder other than Greenmex (each an Other Shareholder) the right to participate in such sale. The Take Along Notice shall include: a copy of the Proposed Purchaser's offer in writing stating its terms and conditions, including the number and price per Share of the Shares to be purchased, the method of payment and the proposed closing date (which shall not be sooner than the end of 40 days after such Notice has been given). Each Other Shareholder shall have 15 days after delivery of the Take Along Notice to notify the Take Along Shareholder as to how many shares such Other Shareholder desires to require the Proposed Purchaser to purchase. Such indication of interest shall be binding on the applicable Other Shareholder. 30 days after delivery of the Take Along Notice, the Take Along Shareholder shall provide notice to the Other Shareholders as to how many of their Shares shall be sold in the proposed Transfer.


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                  (ii) The number of Shares each accepting Other Shareholder and the Take Along Shareholder shall have the right to sell shall be determined by solving the following equation for "X":

                                     A     X
                                    --- = ---
                                     B     C

                  Where: "A" equals the number of Shares the applicable Shareholder proposed to sell to the Proposed Purchaser;

                           "B" equals the total number of Shares all of the Other Shareholders and the Take Along Shareholder requested to be sold to the Proposed Purchaser;

                           "C" equals the number of Shares the Proposed
                           Purchaser has agreed to purchase.

                  (ii) The Proposed Purchaser shall be required to purchase the Other Shareholder's Shares at the same price per Share and upon the same terms and conditions as the Take Along Shareholder's proposed Transfer.

         (b) Right of First Offer. If either ROFO Party desires to sell (the Selling Party) its Stock (or any portion thereof) in a Transfer that is not a Qualifying Disposition, then

                  (i) such ROFO Party shall first give notice to the other ROFO Party (a Sale Notice) which shall constitute a request for an offer to purchase the interest of the Selling Party by such other party. The other ROFO Party shall have a period of 30 days thereafter to make a written offer (the First Offer) to the Selling Party to purchase such interest at the all-cash price set forth in the First Offer to the Selling Party. If more than one Raintree Shareholder makes a bid, then the highest bid shall be deemed to be the First Offer. If only one ROFO Party makes a bid, then such bid shall be deemed to be the First Offer; and

                  (ii) a First Offer shall be accepted or refused by the Selling Party within 10 days after its receipt thereof. If the Selling Party does not accept the First Offer from the other party within such 10-day period, then the Selling Party may, within the ensuing 180-day period (the Transferability Period), sell its interest to a third party but only at a price which is higher than the First Offer. Failure by any ROFO Party to respond to a Sale Notice within the period provided herein shall constitute a waiver of all rights of such party under this
         Section 4 but only with respect to the particular Sale Notice to which such failure relates. If the Selling Party does not accept the First Offer, does not consummate a sale at a higher price within the Transferability Period and wishes to sell after the Transferability Period, then the Selling Party shall be required to comply with the foregoing procedures set forth in this Section 4.

         (c) Expressly Permitted Transfers. Notwithstanding any other provision contained herein, and without the provisions of Sections 4(a) or 4(b) becoming applicable, a Shareholder may


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make a gift or donation to his spouse or any of his lineal descendants, to a trust for any such persons' benefit, or a partnership, the ownership interests in which are not readily transferable, owned by such persons, provided that such donee agrees in writing (satisfactory to counsel for the Company) to take such Shares subject to this Agreement. Any such transfer to a child who is then under 21 years old must be conditioned upon the transferor Shareholder retaining and reserving for himself the right to do any act with respect to the transferred Shares on behalf of such transferee that is permitted, authorized or required hereby.

         (d)      Right of First Refusal.

                  (i) Each Criswell Party agrees that it will give notice
         (a Right of First Refusal Notice) to the Raintree Shareholders if it receives a bona fide offer from any unaffiliated third party (a First Refusal Proposed Purchaser) any part of the business of which (or any part of the business of its Affiliate(s)) is in direct competition with the Company's business (it being understood that a Person will be deemed to be in direct competition with the Company if it is (i) in the business of the Company anywhere in the world or (ii) in the business of financing "timeshare" receivables or purchasing "timeshare" receivables), that it intends to accept (a Third Party Competitor Offer), to purchase its Shares. Each Right of First Refusal Notice shall include the identity of the First Refusal Proposed Purchaser and its Affiliates and an offer (the Right of First Refusal Offer) to sell such Shareholders' Shares to the Raintree Shareholders at the same price and on the same terms and conditions as is contained in the Third Party Competitor Offer; provided that the Right of First Refusal Offers shall include terms and conditions containing customary representations and warranties and indemnification provisions. The Raintree Shareholders shall have 30 days from the date the Right of First Refusal Offer is deemed given (the Notice Period) to accept or reject the Right of First Refusal Offer in writing. A Raintree Shareholder's failure to provide the applicable Criswell Party with notice of its acceptance or rejection of the Right of First Refusal Offer within the Notice Period shall be deemed to be a rejection. If any Raintree Shareholders accept the Right of First Refusal Offer, during the Notice Period it (or together with the other Raintree Shareholders, they) shall make a binding offer in writing (the Acceptance) to purchase all of the Shares contemplated to be sold by the applicable Criswell Party.

                  (ii) Upon the expiration of the Notice Period, or upon the earlier receipt of rejection of the Right of First Refusal Offer in writing by all of the Raintree Shareholders, the applicable Criswell Party(ies) shall be released from their obligations under this Section 4(d) as to their Shares for a period of 60 days. The applicable Criswell Party shall then be entitled to sell all, and only all, of the Shares offered by such Criswell Party, and only pursuant to the Third Party Competitor Offer. A Shareholder shall remain subject to this Agreement to the extent it retains any Shares.

                  (iii) To the extent more than one Raintree Shareholder exercises its rights under a Right of First Refusal Offer, such Raintree Shareholders shall pro rate their rights to purchase Shares hereunder based on their relative ownership of Shares.


         5. PLEDGES. If any Shareholder desires to pledge or otherwise encumber all or any part of his Shares as collateral for a loan, or otherwise, he may do so only subject to this Agreement.


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         6.       BOARD OF DIRECTORS.

                  (a) As of and from today, the Company's Board of Directors (the Board) shall consist of up to seven persons. The ROFO Parties and McCarthy agree to vote any shares of Stock they may now or hereafter beneficially own, directly or indirectly, in favor of the election of John McCarthy and the number of persons nominated by the following Shareholders as members of the Board:

         Raintree Shareholders                     3
         Greenmex                                  1
         Raintree Shareholders (provided that      2 (the Independent Directors)
         Greenmex shall have the right to
         approve such directors, which approval
         shall not be unreasonably withheld or
         delayed; provided further that such
         directors shall be "independent"
         directors and that a director appointed
         at the request of Jefferies & Co.,
         shall be deemed to be an independent
         director and reasonably acceptable to
         Greenmex)

                  (b) Each ROFO Party shall cause its director(s) (other than the Independent Directors) to vote in accordance with, and to cause the transactions contemplated by the terms of this Agreement.

         7. APPROVAL OF PRE-IPO FINANCING. Greenmex will have the right to approve prior to the Conversion Date any financing arrangement the Company makes (debt or equity) with any Person that is an Affiliate of a Raintree Shareholder; provided that such approval shall not be unreasonably withheld or delayed.

         8. ENFORCEMENT. The Shares shall not be Transferred on the Company's books and no Transfer thereof shall be effective unless and until this Agreement has been complied with, and in case of violation of this Agreement by the attempted Transfer of the Shares without compliance with the terms and provisions hereof, such Transfer shall be invalid and of no effect and the Company and/or the Shareholders who are not attempting to transfer the Shares shall have the right to compel the Shareholder who is attempting to transfer the Shares, and/or the purported transferee, to transfer and deliver the same in accordance with Section 4. Injunctive relief is the appropriate remedy for the irreparable harm that would occur from a Transfer in violation of this Agreement.

         9. SPECIFIC PERFORMANCE. The parties hereto recognize that the Stock cannot be readily purchased or sold on the open market and that it is to the benefit of the Company and the Shareholders that this Agreement be carried out; and for those and other reasons, the parties hereto would be irreparably damaged if this Agreement is not specifically enforced in the event of a breach hereof. If any controversy concerning the rights or obligations to purchase or sell any Shares arises, or if this Agreement is breached, the parties hereto hereby agree that remedies at law might be inadequate and that, therefore, such rights and obligations, and this Agreement, shall be


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enforceable by specific performance. The remedy of specific performance shall not be an exclusive remedy, but shall be cumulative of all other rights and remedies of the parties hereto at law, in equity or under this Agreement.

         10. FAILURE TO DELIVER STOCK. If a Shareholder (or its personal representative) having become obligated to transfer its Shares hereunder shall fail to deliver the certificates representing such Shares in accordance with this Agreement, the purchaser of such Shares may, at its option, in addition to all other remedies he may have, send to such Shareholder (or its personal representative) by registered mail, return receipt requested, the applicable purchase price for such Shares. Thereupon, the Company, upon written notice to such Shareholder (or its personal representative), shall: (a) cancel on its books the certificates representing the Shares to be sold, (b) issue in the name of the purchaser, in lieu thereof, a new certificate representing such Shares, and (c) deliver such new certificate to the purchaser, and thereupon all of the rights of such Shareholder (or its personal representative) in and to said Shares shall terminate.

         11. RELEASE FROM AGREEMENT, TRANSFEREE AND FUTURE SHAREHOLDERS. The Company and the Shareholders shall cause any transferee of any Shares (including (i) under Section 4, (ii) in a Qualifying Disposition, or (iii) in the case of the Criswell Parties and their assigns, pursuant to permitted transfers under Section 2 not covered by Section 4(d)) to execute a consent, in the form attached as Exhibit A, to be bound by this Agreement pursuant to which such transferee shall become a Shareholder; provided that any Shareholder (other than a Criswell Party (and not such parties' assigns unless in a Qualifying Disposition)) holding less than 3% of the issued and outstanding shares of Common Stock shall be automatically released from this Agreement, shall no longer have any rights hereunder and shall have the legend on such Shareholders' certificates with respect to this Agreement removed.

         12.      MISCELLANEOUS

                  (a) Endorsement. Upon the execution of this Agreement, each certificate representing Shares shall be surrendered to the Company and the face thereof shall be endorsed substantially as follows:

                  SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER.

The reverse side of each such certificate shall be endorsed substantially as follows:

                      THE TRANSFER OF THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE SHAREHOLDERS' AGREEMENT, BY AND AMONG THE COMPANY AND CERTAIN SHAREHOLDERS, DATED [_____________], 1998. UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE, THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE A COPY OF SUCH SHAREHOLDERS' AGREEMENT.



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After endorsement the certificates shall be returned to the Shareholders, who, shall, subject to the terms of this Agreement, be entitled to exercise all rights of ownership of such Stock. All certificates representing shares of Stock hereafter issued by the Corporation shall bear the same endorsement and be subject to the terms of this Agreement.

                  (b) Notices. Any notice, consent or other communication to be given under this Agreement by any party to any other party shall be in writing and shall be either:

                           (i)   personally delivered,

                           (ii) mailed by registered or certified mail, postage prepaid with return receipt requested,

                           (iii) delivered by overnight express delivery service
                  or same-day local courier service, or

                           (iv) delivered by telex or fax (in either case with follow up pursuant to (i), (ii) or (iii) above), to the address set forth beneath the signature of the parties hereto, or at such other address as may be designated by the parties from time to time in accordance with this Section.

                  Notices delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given five business days after mailing. Notices delivered by telex or fax shall be deemed given upon receipt by the sender of the answerback (in the case of a telex) or transmission confirmation (in the case of a fax).

                  (c) Tax Stamps; Negotiable Form. Whenever any of the Shares are to be Transferred pursuant to this Agreement, the Person selling such Shares shall affix to the stock certificates representing such Shares any necessary documentary stamp taxes and shall deliver such certificates in negotiable form for Transfer without necessity for further endorsement.

                  (d) Binding Effect. This Agreement, including, but not limited to, the rights and conditions contained herein in connection with Transfer of the Shares, shall be binding upon each party that has executed this Agreement (regardless of whether all parties have executed this Agreement), together with their respective executors, administrators, successors, personal representatives, heirs and assigns.

                  (e) Governing Law and Venue. The parties acknowledge and agree that this Agreement and the obligations and undertakings of the parties hereunder will be performable in Harris County, Texas. This Agreement shall be governed by, and construed in accordance with, the laws of Nevada without reference to its choice-of-law principles. If any action is brought to enforce or interpret this Agreement, venue for such action shall be in Harris County, Texas.

                  (f) Severability. If any provision of this Agreement is held to be unenforceable under current or future laws, such provision shall be fully severable and this Agreement shall be construed and enforced as if such unenforceable provision never comprised a part


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         hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the unenforceable provision or by its severance herefrom. Furthermore, in lieu of such unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such unenforceable provision as may be possible and be enforceable.

                  (g) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                  (i) Amendments. This Agreement may be amended, modified or supplemented only by a written instrument executed by holders of 67% of the Shares subject to this Agreement at the time of such amendment; provided that any such amendment which does not affect all Holders equally shall not be effective unless approved by all Holders not equally affected; provided further that no amendment to Section 4(a) or 4(d) shall be effective without the consent of Criswell LLC.

                  (j) Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

                  (k) Termination of this Agreement. This Agreement shall continue until, and shall terminate immediately upon: (i) execution of a written agreement of termination by the ROFO Parties and Criswell LLC (or any of their assigns which is or are an Affiliate of the ROFO Parties or of the Criswell Parties), (ii) the Conversion Date, (iii) the adjudication of the Company as bankrupt or insolvent by a court of competent jurisdiction, (iv) the sale of all or substantially all of the Company's assets to an unAffiliated third party(ies), (v) the merger of the Company, other than with an Affiliate, in which the Company is not the surviving corporation, (vi) the consolidation of the Company with one or more other corporations that are not Affiliates of any Shareholder or of the Company, or (vii) any time that only one Shareholder owns Shares.

                          [NEXT PAGE IS SIGNATURE PAGE]


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.


CLUB REGINA RESORTS, INC.              METRO MEXICO INVESTMENT PARTNERS


By:                                    By:
   -------------------------------        -------------------------------------
Name: Douglas Y. Bech                  Name: Walker Harman
Title: Chairman                        Title:
                                             ----------------------------------

ADDRESS                                ADDRESS
10,000 Memorial Dr.                    3600 Marquette
Houston, TX 77024                      Dallas, TX 72225

                                       _____ Shares

THOMAS R. POWERS                       DOUGLAS Y. BECH


By:                                    By:
   -------------------------------        -------------------------------------
Name: Thomas R. Powers, Individually   Name: Douglas Y. Bech, Individually


ADDRESS                                ADDRESS
1929 Olympia                           11543 Raintree Circle
Houston, TX 77019                      Houston, TX 77024

_____ Shares                           _____ Shares

JOHN MCCARTHY S.                       DOUGLAS ELLIMAN FUNDING CORP.


By:                                    By:
   -------------------------------        -------------------------------------
Name: John McCarthy S., Individually   Name: Howard P. Milstein
                                       Title: Chairman


ADDRESS                                ADDRESS
c/o Club Regina Resorts, Inc.
Horacio 1855 P.B. Col. Polanco         ----------------------------------------
Mexico, D.F. 11510
                                       ----------------------------------------


_____ Shares                           _____ Shares


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GREENMEX, LLC                          CRISWELL ASSOCIATES, L.L.C.


By:                                    By:
   -------------------------------        -------------------------------------
Name:                                  Name: William T. Criswell, IV
     -----------------------------
Title:                                 Title: Manager
      ----------------------------

ADDRESS                                ADDRESS
3 Pickwick Plaza
Greenwich, CT 06830                    ----------------------------------------

                                       ----------------------------------------

_____ Shares                           _____ Shares


WILLIAM T. CRISWELL, IV


By:
   -------------------------------
Name: William T. Criswell, IV, individually


ADDRESS

----------------------------------

----------------------------------

_____ Shares


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                                    EXHIBIT A


                                     Consent


         Having purchased shares of Common Stock of Club Regina Resorts, Inc., the undersigned hereby agrees that the Company's Shareholders' Agreement, the form of which is attached as Exhibit A, shall bind it as if it had been a party to such Shareholders' Agreement as of the date thereof.


                                       NAME OF SHAREHOLDER


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

NUMBER OF SHARES

ADDRESS


                                      A-1